EMPLOYMENT AGREEMENT
                              --------------------

                  THIS EMPLOYMENT AGREEMENT ("Agreement") is made and shall be effective as of December 4, 2006 between TEMECULA VALLEY BANK, a California state-chartered bank ("Bank") and DONALD A. PITCHER ("Executive").

                                  R E C I T A L
                                  - - - - - - -

                  Bank desires that Executive continue to be employed as Executive Vice President/Chief Financial Officer of Bank and Executive desires to continue to be so employed pursuant to this Agreement, subject to its terms and conditions.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the parties agree as follows:

1.   TERM OF EMPLOYMENT.

     1.1. Term. Executive has been employed by Bank since 1996 without a written employment agreement and he and Bank wish to continue the employment of Executive with Bank, for the period ("Term") commencing on the date of this Agreement ("Commencement Date"), and terminating on such date and upon such terms as provided for in Section 4 hereof.

2.   DUTIES OF EXECUTIVE.

     2.1. Duties. Executive shall perform the duties of Executive Vice President/Chief Financial Officer of Bank, as assigned by Bank's Chief Executive Officer, subject to the powers by law vested in the Board of Directors of Bank and in Bank's Shareholder. During the Term, Executive shall perform the services herein contemplated to be performed by Executive with due care faithfully, diligently, to the best of Executive's ability and in compliance with all applicable laws and Bank's Articles of Incorporation and Bylaws.

     2.2. Exclusivity. Executive shall devote substantially all of Executive's productive time, ability and attention to the business of Bank during the Term. Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person, firm or corporation for compensation without prior consent evidenced by a resolution duly adopted by the Board of Directors of Bank, or the Executive Committee thereof. Notwithstanding the foregoing, Executive may (i) make investments of a passive nature in any business or venture; and (ii) serve in any capacity in civic, charitable or social organizations, provided, however, that such investments or services shall not be in competition, directly or indirectly, in any manner with Bank.

3.   COMPENSATION AND BENEFITS.

     3.1. Salary. For Executive's services hereunder, Bank shall pay, or cause to be paid, as annual gross base salary, to Executive $170,000 during the Term ("Base Salary"), beginning with the Commencement Date, payable in equal installments in accordance with Bank's normal payroll periods as in effect from time to time. The Executive Compensation Committee shall , from time to time, and at least once each calendar year, consider and recommend to the Board of Directors for its consideration the grant of such additional "merit" increases, if any, in, the Base Salary as are determined in accordance with the policies of the Bank..

     3.2. Bonus. For each year within the Term, Executive shall be entitled to an annual Incentive Bonus, as considered by the Executive Compensation Committee

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and  reviewed and  approved by the Board of  Directors  in  accordance  with the policies of the Bank and if the Threshold Test is met. The Threshold Test shall be deemed to have been met if the latest report of supervisory activity relative to Bank issued by the Bank's principal bank regulators rate Bank operations no less than satisfactory.

     3.3. Vacation. Executive shall be entitled to vacation leave each year of the Term in accordance with Bank policy. Executive shall be entitled to vacation pay in lieu of vacation, in accordance with Bank policy.

     3.4. Equipment. Bank shall provide for Executive's use an automobile, the selection of which shall be within the discretion of the Chief Executive Officer. Bank shall pay all the expenses (including, but not limited to, maintenance, fuel, insurance, registration) related to such automobile during the Term. Bank shall also provide Executive with a cellular phone for Executive's reasonable use in the performance of his duties hereunder. Bank shall pay all reasonable expenses in connection with the business use of such cellular phone.

     3.5. Group Medical and Other Benefits. Bank shall provide for Executive's participation in the medical and other benefit plans offered to other similarly titled employees of Bank.

     3.6. Sick Leave. Executive shall be entitled to sick leave in accordance with Bank's personnel policy. Accrued sick leave may not be carried over from prior periods and Executive shall not be entitled to be paid in lieu thereof.

     3.7. Salary Continuation Agreement. Executive's salary continuation plan that provides for payments of $80,000 per year for 15 years at age 65 (the "Minimum Amount") shall continue to be maintained by the Bank for Executive's benefit, or any other plan so long as: (a) such other plan or arrangement provides for payments according to the salary continuation payment schedule of Executive's currently in effect salary continuation plan document, as agreed upon by Bank and Executive; and (b) so long as any such plan document or arrangement meets or exceeds the Minimum Amount.

4.   TERMINATION.

     4.1. Termination With Cause. Except as otherwise provided herein, this Agreement may be terminated by Bank, at Bank's option with notice to Executive, upon the occurrence of any of the following events:

          (a) A material breach by Executive of any of the express terms or provisions of this Agreement;

          (b) Executive is charged with illegal activity or pleads guilty to or nolo contendere to, illegal activity;

          (c) Executive has committed any illegal or dishonest act which would cause termination of coverage under Bank's Bankers Blanket Bond as to Executive or termination of coverage as to Bank as a whole;

          (d) Executive fails to perform or neglects Executive's duties or commits an act of malfeasance or misfeasance in connection therewith;

          (e) Executive becomes permanently disabled, as determined in good faith by the Board of Directors;

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          (f)  Any  bank  regulatory   agency  having   jurisdiction,   requests
          Executive's dismissal or removal, issues a notice of suspension or removal, finally removes, or suspends Executive from office;

          (g) Any supervisory or regulatory authority having jurisdiction takes possession of the property and business of Bank; or

          (h) The death of the Executive.

     4.2. Termination Without Cause. During the Term, subject to provisions specifically intended to survive termination, this Agreement may be terminated by either party without cause upon written notice to the other.

     4.3. Compensation Upon Termination. If Executive's employment is terminated by Bank pursuant to Section 4.1 above, or by Executive pursuant to Section 4.2, Executive shall then only be entitled to receive his Base Salary through the effective date of such termination. If Executive's employment is terminated by Bank pursuant to Section 4.2 or within six months before or after a Change of Control, as defined in Section 4.4, subject to any limitations on payments under applicable federal or state law, Executive shall be entitled to the same amount as if the termination had been pursuant to Section 4.1 plus: (i) medical and dental benefits for twelve months after termination; such benefits shall be comparable to the benefits Executive enjoyed on the date of termination and (ii) an amount equal to the amount of the annual bonus most recently received by Executive ("Bonus Amount"); and (iii) a "Severance Amount" equal to twelve months of Base Salary (as in effect immediately prior to termination). The Bonus Amount and the Severance Amount shall be payable over twelve months, in equal installments, in accordance with the Bank's normal payroll practices.

     4.4. Vesting of Options Upon Change of Control. Executive's option agreements covering Company stock options to be issued to him, from time to time, shall provide that in the event of a Change of Control (as defined below), all options shall vest immediately prior to any Change of Control. "Change of Control" means: (a) more than 50% of the Company's voting stock is transferred to a person or entity that is not, prior to the transaction, a Bank "Affiliate," as that term is defined in 12 U.S.C. Section 371c or (b) a merger, consolidation or other transaction or series of transactions pursuant to which Company's shareholders prior to such transaction or series of transactions own less than 50% of the voting control of the resulting entity after such transaction.

5.   GENERAL PROVISIONS.

     5.1. Ownership of Books and Records; Confidentiality.

          (a) All records or copies thereof of the accounts of customers, and any other records and books relating in any manner whatsoever to Bank customers, and all other files, books and records and other materials owned by Bank or used by it in connection with the conduct of its business, whether prepared by Executive or otherwise coming into his possession, shall be the exclusive property of Bank regardless of who actually prepared the original material, book or record. All such books and records and other materials, together with all copies thereof, shall be immediately returned to Bank by Executive on any termination of his employment; and

          (b) During the Term, Executive will have access to and become acquainted with what Executive and Bank acknowledge are trade secrets, to wit, knowledge or data concerning Bank, including its operations and business, and the identity of Bank customers, including knowledge of their financial condition, their financial needs, as well as their methods of doing business. Executive shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any

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          way,  either during the Term or thereafter,  except as required in the course of Executive's employment with Bank. Executive shall not solicit any Bank employee or Bank customer to become an employee or customer of another institution until six months following his termination of employment.

     5.2. Assignment and Modification. This Agreement, and the rights and duties hereunder, may not be assigned by Executive.

     5.3. Notices. All notices required or permitted hereunder shall be in writing and shall be delivered in person, sent by courier, by facsimile or certified or registered mail, return receipt requested, postage prepaid as follows:

                To Bank:                Temecula Valley Bank
                                        27710 Jefferson Avenue, Suite A100
                                        Temecula, California  92590
                                        Attn: Stephen H. Wacknitz, President /
                                          Chief Executive Officer
                                        Facsimile:        (951) 694-9194

                With a copy to:         Stephanie E. Allen, Esq.
                                        McAndrews, Allen & Matson
                                        1100 South Coast Highway
                                        Suite 308
                                        Laguna Beach, CA  92651
                                        Facsimile:        (949) 497-0291

                To Executive:           Donald A. Pitcher
                                        1828 Queens Way
                                        Vista, CA  92084

or to such other party or address as either of the parties may designate in a written notice served upon the other party in the manner provided herein. All notices required or permitted hereunder shall be deemed duly given and received on the date received if delivered in person, by courier or by facsimile, or on the third day next succeeding the date of mailing if sent by certified or registered mail, postage prepaid.

     5.4. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties.

     5.5. Entire Agreement. Except as provided herein, this Agreement constitutes the entire agreement between the parties, and all prior negotiations, representations, or agreements between the parties, whether oral or written, are merged into this Agreement. This Agreement may only be modified by an agreement in writing executed by both of the parties hereto.

     5.6. Governing Law. This Agreement shall be construed in accordance with the laws of the State of California.

     5.7. Executed Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute a single agreement and each of which shall be an original for all purposes.

     5.8. Section Headings. The various section headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any section hereof.

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     5.9. Calendar Days/Close of Business.  Unless the context so requires,  all periods terminating on a given day, period of days or date shall terminate on the close of business on that day or date and references to "days" shall refer to calendar days.

     5.10. Severability. In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions or portions hereof, shall not be affected thereby.

     5.11. Attorneys' Fees. In the event that any party shall bring an action or arbitration in connection with the performance, breach or interpretation hereof, then the prevailing party in such action as determined by the court or other body having jurisdiction shall be entitled to recover from the losing party in such action, as determined by the court or other body having jurisdiction, all reasonable costs and expenses of litigation or arbitration, including reasonable attorneys' fees, court costs, costs of investigation and other costs reasonably related to such proceeding, in such amounts as may be determined in the discretion of the court or other body having jurisdiction.

     5.12. Rules of Construction. The parties hereby agree that the normal rule of construction, which requires the court to resolve any ambiguities against the drafting party, shall not apply in interpreting this Agreement. This Agreement has been reviewed by each party and counsel for each party and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto. Each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if any provision shall be prohibited or ruled invalid under applicable law, the validity, legality and enforceability of the remaining provisions shall not, except as otherwise required by law, be affected or impaired as a result of such prohibition or ruling.

     5.13. Compliance with Section 409A of the Internal Revenue Code ("Code").

          (a) Short-Term Deferral Exemption. This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code and, accordingly, the benefits provided pursuant to this Agreement are intended to be paid not later than the later of: (i) the fifteenth day of the third month following Executive's first taxable year in which such benefit is no longer subject to a substantial risk of forfeiture, and (ii) the fifteenth day of the third month following the first taxable year of the Bank in which such benefit is no longer subject to a substantial risk of forfeiture, as determined in accordance with Section 409A of the Code and any Treasury Regulations and other guidance issued thereunder. The date determined under this subsection is referred to as the "Short-Term Deferral Date."

          (b) Compliance with Code Section 409A. Notwithstanding anything to the contrary herein, in the event that any benefits provided pursuant to this Agreement are not actually or constructively received by Executive on or before the Short-Term Deferral Date, to the extent such benefit constitutes a deferral of compensation subject to Code
          Section 409A, then: (i) subject to clause (ii), such benefit shall be paid upon Executive's separation from service, in accordance with
          Section 4.3, with respect to the Bank and its affiliates within the meaning of Section 409A of the Code, and (ii) if Executive is a "specified employee," as defined in Section 409A(a)(2)(B)(i) of the Code, with respect to the Bank and its affiliates, the first payment of such benefit shall be paid upon the date which is six months after the date of Executive's "separation from service" and continue thereafter for 11 months in accordance with the provisions of Section
          4.3. In the event that any benefit provided for in this Agreement is subject to this subsection, such benefit shall be paid on the sixtieth day and thereafter following the payment date determined under this subsection.

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          (c)  Reformation  to Comply with Code Section 409A. To the extent that this  Agreement  or any  payment  under this  Agreement  is subject to
          Section 409A of the Code,  the parties  intend that the  provisions of
          this   Agreement  meet  the   applicable   requirements   of  Sections
          409A(a)(2),  (3) and (4) of the Code and the transitional relief under
          Section  409A  of  the  Code  (including,   without  limitation,   the
          requirements of the transitional relief under A-19(c) of Internal Revenue Service Notice 2005-1 and the Proposed Regulations under
          Section 409A of the Code) and agree that, to the extent such applicable requirements are not met, this Agreement shall be reformed, with the written consent of the parties, to comply with such requirements.


       IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

       Bank:                            TEMECULA VALLEY BANK


                                        By:/s/ Stephen H. Wacknitz
                                           -------------------------------------
                                           Stephen H. Wacknitz
                                           President and Chief Executive Officer


       Executive:                       /s/ Donald A. Pitcher
                                        ----------------------------------------
                                        Donald A. Pitcher
                                        EVP/Chief Financial Officer

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